Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Stock Dividend Fund, Inc.

We have examined management's assertion about Stock Dividend Fund, Inc.'s compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the
 Investment Company Act of 1940 (the
"Act") as of March 31, 2017 included in the accompanying Management Statement Regarding
Compliance with Certain Provisions of the Investment Company Act of 1940.  Management is
responsible for the Company's compliance with those requirements.
 Our responsibility is to express an
opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of
Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstance. Included among our procedures were the following tests performed as of
March 31, 2017, and with respect to agreement of security purchases and sales, for the period from
January 1, 2017 through March 31, 2017.

*	Confirmation of all securities held by Charles Schwab & Co.
 in book entry form.

*	Reconciliation of all such securities to the books and records of the Fund and Charles Schwab &
Co.

*	Agreement of all security purchases and all security sales from
January 1, 2017 to March 31,
2017 from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.
 Our examination does not
provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Stock Dividend Fund, Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the Investment
 Company Act of 1940 as of
March 31, 2017 with respect to securities reflected in the investment account of the Company is fairly stated, in all material respects. This report is intended solely for the information
and use of management
of Stock Dividend Fund, Inc. and the Securities and Exchange Commission and
 should not be used for
any other purpose.

PMB HELIN DONOVAN, LLP



Dallas, Texas
May 8, 2017